                                                                  Exhibit 4.15



                           RESTATED CREDIT AGREEMENT

                                     AMONG

                             THE WISER OIL COMPANY
                                  AS BORROWER

                                      AND

                             BANK ONE, TEXAS, N.A.
                       AND THE INSTITUTIONS NAMED HEREIN
                                   AS BANKS

                                      AND

                            BANK ONE, TEXAS, N.A.,
                                   AS AGENT



                                 MAY 10, 1999

                               TABLE OF CONTENTS

                                                                      Page No.

1.   Definitions.......................................................   1

2.   Commitments of the Bank...........................................  11
     (a)  Terms of Revolving Commitment................................  11
     (b)  Procedure for Borrowing......................................  11
     (c)  Letters of Credit............................................  12
     (d)  Procedure for Obtaining Letters of Credit....................  13
     (e)  Voluntary Reduction of Revolving Commitment..................  13
     (f)  Monthly Commitment Reductions................................  13
     (g)  Several Obligations..........................................  14

3.   Notes Evidencing Loan.............................................  14
     (a)  Form of Revolving Notes......................................  14
     (b)  Issuance of Additional Notes.................................  14
     (c)  Interest Rate................................................  14
     (d)  Payment of Interest..........................................  15
     (e)  Payment of Principal.........................................  15
     (f)  Payment to Banks.............................................  15
     (g)  Sharing of Payments, Etc.....................................  15
     (h)  Non-Receipt of Funds by the Agent............................  15

4.   Interest Rates....................................................  16
     (a)  Options......................................................  16
     (b)  Interest Rate Determination..................................  17
     (c)  Conversion Option............................................  17
     (d)  Recoupment...................................................  17

5.   Change of Circumstances...........................................  17
     (a)  Unavailability of Funds or Inadequacy of Pricing.............  17
     (b)  Change in Laws...............................................  18
     (c)  Increased Cost or Reduced Return.............................  18
     (d)  Discretion of Bank as to Manner of Funding...................  20
     (e)  Breakage Fees................................................  20

6.   Collateral Security...............................................  21

7.   Borrowing Base....................................................  21

     (a)  Initial Borrowing Base.......................................  21
     (b)  Subsequent Determinations of Borrowing Base..................  22

8.   Fees..............................................................  23
     (a)  Unused Commitment Fee........................................  23
     (b)  The Letter of Credit Fee.....................................  24
     (c)  Agency Fees..................................................  24
     (d)  Origination Fee..............................................  24

9.   Prepayments.......................................................  24
     (a)  Voluntary Prepayments........................................  24
     (b)  Mandatory Prepayment For Borrowing Base Deficiency...........  24

10.  Representations and Warranties....................................  24
     (a)  Creation and Existence.......................................  24
     (b)  Power and Authority..........................................  25
     (c)  Binding Obligations..........................................  25
     (d)  No Legal Bar or Resultant Lien...............................  25
     (e)  No Consent...................................................  25
     (f)  Financial Condition..........................................  25
     (g)  Liabilities..................................................  26
     (h)  Litigation...................................................  26
     (i)  Taxes; Governmental Charges..................................  26
     (j)  Titles, Etc..................................................  26
     (k)  Defaults.....................................................  26
     (l)  Casualties; Taking of Properties.............................  26
     (m)  Use of Proceeds; Margin Stock................................  27
     (n)  Location of Business and Offices.............................  27
     (o)  Compliance with the Law......................................  27
     (p)  No Material Misstatements....................................  27
     (q)  Not A Utility................................................  28
     (r)  ERISA........................................................  28
     (s)  Public Utility Holding Company Act...........................  28
     (t)  Subsidiaries.................................................  28
     (u)  Environmental Matters........................................  28
     (v)  Liens........................................................  28
     (w)  Year 2000 Compliance.........................................  28

11.  Conditions of Lending.............................................  30

12.  Affirmative Covenants.............................................  32

     (a)  Financial Statements and Reports.............................  32
     (b)  Certificates of Compliance...................................  33
     (c)  Accountants' Certificate.....................................  33
     (d)  Taxes and Other Liens........................................  34
     (e)  Compliance with Laws.........................................  34
     (f)  Further Assurances...........................................  34
     (g)  Performance of Obligations...................................  34
     (h)  Insurance....................................................  34
     (i)  Accounts and Records.........................................  35
     (j)  Right of Inspection..........................................  35
     (k)  Notice of Certain Events.....................................  36
     (l)  ERISA Information and Compliance.............................  36
     (m)  Environmental Reports and Notices............................  36
     (n)  Compliance and Maintenance...................................  37
     (o)  Operation of Properties......................................  37
     (p)  Compliance with Leases and Other Instruments.................  37
     (q)  Certain Additional Assurances Regarding
          Maintenance and Operations of Properties.....................  38
     (r)  Sale of Certain Assets/Prepayment of Proceeds................  38
     (s)  Title Matters................................................  38
     (t)  Curative Matters.............................................  38
     (u)  Change of Principal Place of Business........................  39
     (v)  Cash Collateral Accounts.....................................  39
     (w)  Year 2000 Compatibility......................................  39
     (x)  Subsidiary Guaranties........................................  40
     (y)  Collateral...................................................  40
     (z)  Escrow of Interest Payments..................................  40
     (aa) Collateral Shares............................................  41

13.  Negative Covenants................................................  41
     (a)  Negative Pledge..............................................  41
     (b)  Consolidated Current Ratio...................................  41
     (c)  Minimum Consolidated Interest Coverage Ratio.................  41
     (d)  Ratio of Consolidated Funded Debt to
          Consolidated Total Capital...................................  42
     (e)  Capital Expenditure..........................................  42
     (g)  Debts, Guaranties and Other Obligations......................  42
     (h)  Dividends or Distributions...................................  43
     (i)  Loans and Advances...........................................  43
     (j)  Sale or Discount of Receivables..............................  43
     (k)  Nature of Business...........................................  43
     (l)  Transactions with Affiliates.................................  43

     (m)  Hedging Transactions.........................................  44
     (n)  Investments..................................................  44
     (o)  Amendment to Articles of Incorporation or Bylaws.............  44
     (p)  Purchase or Prepayment of Other Indebtedness.................  44
     (q)  Proceeds of Production.......................................  45
     (r)  Issuance of Preferred Stock..................................  45
     (s)  Amendments, Etc. of Indenture................................  45

14.  Events of Default.................................................  45

15.  The Agent and the Banks...........................................  47
     (a)  Appointment and Authorization................................  47
     (b)  Note Holders.................................................  48
     (c)  Consultation with Counsel....................................  48
     (d)  Documents....................................................  48
     (e)  Resignation or Removal of Agent..............................  48
     (f)  Responsibility of Agent......................................  49
     (g)  Independent Investigation....................................  50
     (h)  Indemnification..............................................  51
     (i)  Benefit of Section 15........................................  51
     (j)  Pro Rata Treatment...........................................  51
     (k)  Assumption as to Payments....................................  51
     (l)  Other Financings.............................................  52
     (m)  Interests of Banks...........................................  52
     (n)  Investments..................................................  52

16.  Exercise of Rights................................................  53

17.  Notices...........................................................  53

18.  Expenses..........................................................  53

19.  Indemnity.........................................................  54

20.  Governing Law.....................................................  55

21.  Invalid Provisions................................................  55

22.  Maximum Interest Rate.............................................  55

23.  Amendments........................................................  55

24.  Multiple Counterparts.............................................  55

25.  Conflict..........................................................  56

26.  Survival..........................................................  56

27.  Parties Bound.....................................................  56

28.  Assignments and Participations....................................  56

29.  Choice of Forum: Consent to Service of Process and Jurisdiction...  58

30.  Waiver of Jury Trial..............................................  58

31.  Other Agreements..................................................  58

32.  Financial Terms...................................................  58

Exhibits
--------

Exhibit "A"   -    Notice of Borrowing
Exhibit "B"   -    Revolving Note
Exhibit "C"   -    Unlimited Guaranty
Exhibit "D"   -    Certificate of Compliance
Exhibit "E"   -    Form of Assignment and Acceptance Agreement

Schedules
---------

Schedule 1    -    Liens
Schedule 2    -    Financial Condition
Schedule 3    -    Liabilities
Schedule 4    -    Litigation
Schedule 5    -    Subsidiaries
Schedule 6    -    Environmental Matters
Schedule 7    -    Title Matters
Schedule 8    -    Curative Matters

                           RESTATED CREDIT AGREEMENT

     THIS RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 10th day of May, 1999, by and between THE WISER OIL COMPANY, a Delaware corporation ("Borrower") and BANK ONE, TEXAS, N.A. ("Bank One") and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 28 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually, "Bank") and Bank One, as Agent (the "Agent").

                             W I T N E S S E T H:

     WHEREAS, Borrower, NationsBank of Texas, N.A., as Agent, and certain other banks entered into a Credit Agreement dated as of December 23, 1997 (the "Credit Agreement");

     WHEREAS, the Credit Agreement and all rights and obligations thereunder were assigned by NationsBank of Texas, N.A. and the other financial institutions participating therein to Arnos Corp. on March 23, 1999; and

     WHEREAS, the Credit Agreement and all rights and obligations thereunder were assigned by the Arnos Corp. to the Agent and the Banks as of even date herewith; and

     WHEREAS, the Borrower, the Agent and the Banks have agreed to restate the Credit Agreement in its entirety; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

      1. Definitions. When used herein the terms "Agent", "Agreement ", "Bank", "Banks", "Bank One" and "Borrower" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

          Advance or Advances - shall mean a loan or loans hereunder.
          -------------------

          Affiliate shall mean any Person which, directly or indirectly,
          ---------
     controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

          Appalachia Sale shall mean the sale of certain oil and gas properties
          ---------------
     pursuant to that certain Agreement of Sale and Purchase between Borrower and Columbia Natural Resources, Inc. dated April 12, 1999.

          Assignment and Acceptance shall mean a document substantially in the
          -------------------------
     form of Exhibit  "E" hereto.

          Borrowing Base shall mean the value assigned by the Banks from time to
          --------------
     time to the Oil and Gas Properties pursuant to Section 7 hereof.

          Borrowing Base Usage shall mean as of any date, all amounts
          --------------------
     outstanding on the Revolving Loan plus all outstanding Letters of Credit, divided by the Borrowing Base.

          Borrowing Date shall mean the date elected by Borrower pursuant to
          --------------
     Section 2(b) hereof for an Advance on the Revolving Loan.

          Change of Control shall occur if any Person (or syndicate or group of
          -----------------
     Persons which is deemed a Person for the purposes of Sections 13(d) or 14(d)(ii) of the Securities Act of 1934, as amended) shall acquire, directly or indirectly an amount of issued and outstanding voting stock of Borrower (including the acquisition of newly-issued stock) sufficient to change the control of Borrower by causing the election or change of a majority of the directors of Borrower.

          Change of Management shall occur if Andrew J. Shoup, Jr. ever ceases
          --------------------
     to act as President and Chief Executive Officer of Borrower and a replacement for such officer, acceptable to Agent, is not appointed within thirty (30) days thereafter.

          Commitment shall mean the Revolving Commitment.
          ----------

          Consolidated Current Assets shall mean the total of the Borrower's
          ---------------------------
     consolidated current assets determined in accordance with GAAP plus, as of any date the current unused availability on the Revolving Commitment.

          Consolidated Current Liabilities shall mean the total of Borrower's
          --------------------------------
     consolidated current obligations as determined in accordance with GAAP, excluding therefrom current maturities due on the Loan.

          Consolidated EBITDA shall mean Consolidated Net Income plus the sum of
          -------------------
     (i) income tax expense (but excluding income tax expense relating to the sales or other disposition of assets, including capital stock, the gains and losses from which are excluded in the determination of Consolidated Net Income), (ii) Consolidated Interest Expense, (iii) depreciation, depletion and amortization expense, (iv) exploration expenses, and (v) all other non-cash charges.

          Consolidated Funded Debt shall mean the consolidated debt of Borrower
          ------------------------
     and its Consolidated Subsidiaries for borrowed money.

          Consolidated Interest Expense shall mean the aggregate amount of cash
          -----------------------------
     and non-cash interest expense (including capitalized interest) of Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP in respect of all indebtedness.

          Consolidated Net Income shall mean Borrower's consolidated net income
          -----------------------
     after income taxes calculated in accordance with GAAP.

          Consolidated Total Capital shall mean the sum of (i) Consolidated
          --------------------------
     Funded Debt, plus (ii) consolidated shareholder's equity, in each case, such amounts would be reflected on a consolidated balance sheet of Borrower prepared in accordance with GAAP.

          Consolidated Subsidiaries shall mean, for any Person, any Subsidiary,
          -------------------------
     or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

          Default shall mean all of the events specified in Section 14 hereof,
          -------
     regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default.

          Defaulting Bank - is used herein as defined in Section 3(f) hereof.
          ---------------

          Effective Date shall mean the date of this Agreement.
          --------------

          Eligible Assignee shall mean any of (i) a Bank or any Affiliate of a
          -----------------
     Bank; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial lending and that (A) is a subsidiary of a Bank, (B) a subsidiary of a Person of which a Bank is a subsidiary, or (C) a Person of which a Bank is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and (vi) with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of Borrower shall be an Eligible Assignee.

          Environmental Laws shall mean the Comprehensive Environmental
          ------------------
     Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. (S)9601, et seq., the Resource Conservation and Recovery Act, as amended by the
     -- ---
     Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. (S)6901, et seq., the
                                                                   -- ---
     Clean Water Act, 33 U.S.C.A. (S)1251 et seq., the Clean Air Act, 42
                                          -- ---
     U.S.C.A. (S)1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A.
                       -- ---
     (S)2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. (S)2701, et
              -- ---                                                     --
     seq., and all other laws, statutes, codes, acts, ordinances, orders,
     ---
     judgments, decrees, injunctions, rules, regulations, orders, permits, and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to oil pollution, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C. (S) 9601, et seq., as amended, as each of the foregoing may be
                            -- ---
     amended from time to time.

          Environmental Liability shall mean any claim, demand, obligation,
          -----------------------
     cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the release of any substance into the environment which is required to be remediated by a regulatory agency or governmental authority or the imposition of any Environmental Lien (as hereinafter defined), which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

          Environmental Lien shall mean a Lien in favor of any court,
          ------------------
     governmental agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

          ERISA shall mean the Employee Retirement Income Security Act of 1974,
          -----
     as amended.

          Eurodollar Business Day shall mean a Business Day on which dealings in
          -----------------------
     U.S. Dollar deposits are carried on in the London interbank market.

          Eurodollar Interest Period shall mean with respect to any Eurodollar
          --------------------------
     Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrower pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two

     (2) or three (3) months thereafter, as selected by the Borrower pursuant to
     Section 4(a)(ii); provided, however, that (i) if any Eurodollar Interest Period would otherwise expire on a day which is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day, (ii) if any Eurodollar Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Eurodollar Business Day of a calendar month, and (iii) any Eurodollar Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

          Eurodollar Loan shall mean any loan during any period which bears
          ---------------
     interest at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

          Eurodollar Margin shall mean the Eurodollar Margin on the Revolving
          -----------------
     Loan in effect from day to day shall be:

               (i) three percent (3%) per annum whenever the Borrowing Base Usage is greater than 75%;

               (ii) two and three-quarters percent (2.75%) per annum whenever the Borrowing Base Usage is greater than 50%, but less than or equal to 75%; or

               (iii) two and one-half percent (2.50%) per annum whenever the Borrowing Base Usage is 50% or less.

          Eurodollar Rate shall mean with respect to any Eurodollar Interest
          ---------------
     Period, the offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 A.M. City of London, England time two (2) Eurodollar Business Days prior to the first date of each Eurodollar Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate system ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate. Provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently obtained by Agent from an alternate, substantially similar independent source available to Agent or shall be calculated by Agent by substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

          Financial Statements shall mean balance sheets, income statements,
          --------------------
     statements of cash flow and appropriate footnotes and schedules, prepared in accordance with GAAP.

          Finley Sale shall mean the sale of certain oil and gas properties
          -----------
     pursuant to that certain Agreement of Purchase and Sale between Borrower and Finley Resources, Inc. dated April 20, 1999

          GAAP shall mean generally accepted accounting principles, consistently
          ----
     applied.

          Hedging Obligations is used herein as defined in Section 6 hereof.
          -------------------

          Initial Subsidiary Guarantors shall mean all material Subsidiaries of
          -----------------------------
     Borrower, including of Borrower, including T.W.O.C., Inc., a Delaware corporation, The Wiser Marketing Company, a Delaware corporation, Wiser Oil Delaware, Inc., a Delaware corporation, Lechuza Energy Company, a Delaware corporation, The Wiser Oil Company of Canada, a Nova Scotia unlimited liability company, Wiser Delaware LLC, a Delaware limited liability company and Wiser Northern Ireland, Ltd., a Delaware corporation.

          Interest Payment Date shall mean the last day of each calendar month
          ---------------------
     and, in addition, in the case of Eurodollar Loans, the last day of the applicable Interest Period.

          Interest Period shall mean any Prime Rate Interest Period, or
          ---------------
     Eurodollar Interest Period.

          Letters of Credit shall mean the term "Letters of Credit" is used
          -----------------
     herein as defined in Section 2(c) hereof.

          Lien shall mean any mortgage, deed of trust, pledge, security
          ----
     interest, assignment for security purposes, encumbrance or lien (statutory or otherwise) of every kind and character.

          Loan shall mean the Revolving Loan.
          ----

          Loan Documents shall mean this Agreement, the Notes, the Security
          --------------
     Instruments and all other documents executed in connection with the transaction described in this Agreement.

          Majority Banks shall mean Banks holding 66-2/3% or more of the
          --------------
     Commitment.

          Material Adverse Effect shall mean any circumstance or event which
          -----------------------
     could reasonably be expected to have a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower individually, or the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower, individually, or the Borrower and its Subsidiaries taken as a whole, to carry out their respective businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet their obligations under the Notes, this Agreement or the other Loan Documents on a timely basis.

          Maximum Rate shall mean at any particular time in question, the
          ------------
     maximum non-usurious rate of interest which under applicable law may then be charged on the Note. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such Maximum Rate.

          Minimum Consolidated Interest Coverage Ratio shall mean Consolidated
          --------------------------------------------
     EBITDA for the period measured divided by Consolidated Interest Expense for the period being measured.

          Monthly Commitment Reduction is used herein, as defined in Section
          ----------------------------
     2(f) hereof.

          Notes shall mean the Revolving Notes, substantially in the form of
          -----
     Exhibit "B" hereto issued or to be issued hereunder to each Bank, respectively, to evidence the indebtedness to such Bank arising by reason of the Advances on the Revolving Loan, together with all modifications, renewals and extensions thereof or any part thereof.

          Oil and Gas Properties shall mean all oil, gas and mineral properties
          ----------------------
     and interests, related personal properties, in which Borrower grant to the Banks either a first and prior lien and security interest pursuant to
     Section 6 hereof or negative pledge pursuant to Section 13 hereof.

          Other Financing - is used herein as defined in Section 15(l) hereof.
          ---------------

          Payor is used herein as defined in Section 3(h) hereof.
          -----

          Permitted Liens shall mean (i) royalties, overriding royalties,
          ---------------
     reversionary interests, production payments and similar burdens; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive Borrower or any Subsidiary of any material right in respect of Borrower's or any Subsidiary's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which Borrower or any Subsidiary has set aside on its books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of Borrower's or any Subsidiary's assets or properties and that do not individually or in the aggregate, cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by Borrower or any Subsidiary in connection with the construction, maintenance, development, transportation, storage or operation of Borrower's or any Subsidiary's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower or any Subsidiary has set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrower's or any Subsidiary's assets and properties which were in existence at the time Borrower's or any Subsidiary's assets and properties were originally acquired by Borrower or any Subsidiary and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's or any Subsidiary's assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations;
     (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Borrower's or any Subsidiary's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) landlord's liens; (xi) Liens incurred pursuant to the Security Instruments; and (xii) Liens existing at the date of this Agreement which have been disclosed to Banks in the Borrower's December 31, 1998 Financial Statements or identified in Schedule "1" hereto.

          Person shall mean an individual, a corporation, a partnership, an
          ------
     association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          Plan shall mean any plan subject to Title IV of ERISA and maintained
          ----
     by Borrower, or any such plan to which Borrower is required to contribute on behalf of its employees.

          Pre-Approved Contracts as used herein shall mean any contract or
          ----------------------
     agreement (i) to hedge, forward, sell or swap crude oil or natural gas or otherwise sell up to 75% of the Borrower's or any Subsidiary's monthly production forecast for all of Borrower's or any Subsidiary's proved producing oil and gas properties for the period covered by the proposed hedging transaction, (ii) with a maturity of twelve (12) months or less,
     (iii) with "strike prices" per barrel or MCF greater than the Agent's forecasted price in the most recent engineering evaluation of the Borrower's and such Subsidiary's oil and gas properties, adjusted for the difference between the forecasted price and the Borrower's actual product price as determined by Agent, and (iv) with counter-parties to the hedging agreement which are approved by Agent.

          Prime Rate shall mean as of any date, the fluctuating rate of interest
          ----------
     per annum established from time to time by Agent as its Prime Rate (which rate of interest may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers). Each change in the Prime Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Prime Rate.

          Prime Rate Interest Period shall mean with respect to any Prime Rate
          --------------------------
     Loan, the period ending on the last day of each month, provided, however, that (i) if any Prime Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) if any Prime Rate Interest Period would otherwise end after the Maturity Date such Interest Period shall end on the Maturity Date.

          Prime Rate Loan shall mean any loan during any period which bears
          ---------------
     interest based upon the Prime Rate or which would bear interest based upon the Prime Rate if the Maximum Rate ceiling was not in effect at that particular time.

          Prime Rate Margin shall be 0%.
          -----------------
 .
          Pro Rata or Pro Rata Part shall mean for each Bank, (i) for all
          -------------------------
     purposes where no Loan is outstanding, such Bank's Revolving Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Loan owed to such Bank bears to the aggregate outstanding Loans owed to all Banks at the time in question (calculated separately for each Bank).

          Reimbursement Obligations shall mean at any time, the obligations of
          -------------------------
     the Borrower in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Bank in respect of any drawing or drawings under a Letter of Credit.

          Required Payment is used herein as defined in Section 3(i) hereof.
          ----------------

          Revolving Commitment shall mean (A) For all Banks, the lesser of (i)
          --------------------                                   ------
     $25,000,000 or (ii) the Borrowing Base, in each case as reduced from time to time pursuant to Sections 2 and 7 hereof, and (B) as to any Bank, its obligation to make Advances hereunder on the Loan and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, an amount equal to such Bank's Revolving Loan Commitment Percentage times the total Revolving Commitment as of any date. The Revolving Commitment of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof. Each reduction in the

     Revolving Commitment shall result in a Pro Rata reduction in each Bank's Revolving Commitment.

          Revolving Commitment Percentage shall mean for each Bank the
          -------------------------------
     percentage derived by dividing its Revolving Commitment at the time of the determination by the Revolving Commitment of all Banks at the time of determination. The Revolving Commitment Percentage of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof.

          Revolving Loan shall mean loan or loans made under the Revolving
          --------------
     Commitment pursuant to Section 2 hereof.

          Revolving Maturity Date shall mean April 30, 2001.
          -----------------------

          Revolving Notes shall mean the Revolving Notes described in Section 3
          ---------------
     hereof.

          Security Instruments is used collectively herein to mean this
          --------------------
     Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements, all Assignments of Notes and Liens, Assignments and Acceptance Agreements, and other collateral and assignment documents covering the Oil and Gas Properties and related personal property, equipment, oil and gas inventory, and proceeds of the foregoing, all such documents to be in form and substance satisfactory to Agent.

          Subordinate Notes shall mean Borrower's Senior Subordinated Notes due
          -----------------
     2007 in an aggregate amount of $125,000,000 issued pursuant to and governed by the Subordinate Notes Indenture.

          Subordinate Notes Indenture shall mean an Indenture dated May 21,
          ---------------------------
     1997, entered into by and between Borrower and Texas Commerce Bank National Association, as Trustee.

          Subsidiary shall mean for any Person, any corporation or other entity
          ----------
     of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or any Subsidiary of such Person.

          Subsidiary Guarantor shall mean any Subsidiary of Borrower that has
          --------------------
     executed and delivered a Subsidiary Guaranty which is in full force and effect.

          Subsidiary Guaranty shall mean a Guaranty in the form of Exhibit "C"
          -------------------
     hereto to be executed by individual Subsidiaries of Borrower pursuant to the provisions of this Agreement and pursuant to which each such Subsidiary shall guaranty payment and performance in full of all amounts due the Banks hereunder.

          Total Outstandings shall mean as of any date, the sum of (i) the total
          ------------------
     principal balance outstanding on the Revolving Notes, plus (ii) the total face amount of all outstanding Letters of Credit, plus (iii) the total amount of all unpaid Reimbursement Obligations.

          Tranche shall mean a set of Eurodollar Loans made by the Banks at the
          -------
     same time and for the same Interest Period.

          Unscheduled Redeterminations shall mean a redetermination of the
          ----------------------------
     Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the reasonable request of Borrower, (B) at any time it appears to Agent or Majority Banks, in the exercise of their reasonable discretion, that either
     (i) there has been a material decrease in the value of the Oil and Gas Properties, or (ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

      2.  Commitments of the Bank.

          (a)  Terms of Revolving Commitment.  On the terms and conditions
               -----------------------------
     hereinafter set forth, each Bank agrees severally to make Advances to the Borrower from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as the Borrower may request up to an amount not to exceed, in the aggregate principal amount at any time, the Revolving Commitment less the Total Outstandings. The obligation of the Borrower hereunder shall be evidenced by this Agreement and the Revolving Notes issued in connection herewith, said Revolving Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred or failed to occur which with the passage of time or service of notice, or both, would constitute an Event of Default. Each Advance under the Revolving Commitment shall be an aggregate amount of at least $500,000 or an integral multiple of $100,000 in excess thereof. Irrespective of the face amount of the Revolving Note or Notes, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Revolving Commitment or to increase the Revolving Commitment. The total number of Tranches under the Revolving Commitment which may be outstanding at any time hereunder shall never exceed three (3).

          (b)  Procedure for Borrowing.  Whenever the Borrower desires an
               -----------------------
     Advance hereunder, it shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Dallas, Texas time, (i) one Business Day prior to the Borrowing Date in the case of the Prime Rate Loan, or (ii) three Eurodollar Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loan. Each Notice of Borrowing shall specify (i) the Borrowing Date

     (which, if at Prime Rate Loan, shall be a Business Day and if a Eurodollar Loan, a Eurodollar Business Day), (ii) the principal amount to be borrowed,
     (iii) the portion of the Advance constituting Prime Rate Loan and/or Eurodollar Loan, (iv) if any portion of the proposed Advance is to constitute Eurodollar Loan, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto, and (v) the date upon which such Advance is required. Upon receipt of such Notice, Agent shall advise each Bank thereof; provided, that if the Banks have received at least one (1) day's notice of such Advance prior to funding of a Prime Rate Loan, or at least three (3) days' notice of each Advance prior to funding in the case of a Eurodollar Loan, each Bank shall provide Agent at its office at 1717 Main Street, Dallas, Texas 75201, not later than 1:00 p.m., Dallas, Texas time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Bank shall never exceed such Bank's Revolving Commitment Not later than 2:00 p.m., Dallas, Texas time, on the Borrowing Date, Agent shall make available to the Borrower at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to the Borrower in acting upon any Notice referred to above which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2(c). Upon funding of Advances by Banks in accordance with this Agreement, pursuant to any such Notice, the Borrower shall have effected Advances hereunder.

          (c)  Letters of Credit.  On the terms and conditions hereinafter set
               -----------------
     forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date upon request of Borrower issue standby Letters of Credit for the account of Borrower (the "Letters of Credit") in such face amounts as Borrower may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Two Million Dollars ($2,000,000). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances on the Revolving Commitment for Borrowing Base purposes and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Revolving Notes. Each Letter of Credit issued for the account of Borrower hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrower, (ii) have an expiration date not exceeding the earlier of (a) one year or (b) the Revolving Maturity Date, and (iii) contain such other terms and provisions as may be required by issuing Bank. Each Bank (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Bank's Revolving Commitment Percentage of such liability, and each Bank (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Revolving Commitment Percentage of Agent's liability under such Letter of Credit. The Borrower, hereby unconditionally agrees to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrower shall advise the Agent whether or not it intends to borrow hereunder to finance their obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(c) hereof. If Borrower fail to so advise Agent and thereafter fail to reimburse Agent, the Agent shall notify each Bank of the demand and the failure of the Borrower to reimburse the Agent, and each Bank shall reimburse the Agent for its Revolving Commitment Percentage of each such draw paid by the Agent and unreimbursed by the Borrower. All such amounts paid by Agent and/or reimbursed by the Banks shall be treated as an Advance or Advances under the Revolving Commitment, which Advances shall be immediately due and payable and shall bear interest at the Maximum Rate.

          (d)  Procedure for Obtaining Letters of Credit.  The amount and date
               -----------------------------------------
     of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Banks' commitments above in Section 2(e) shall be designated by Borrower's written request delivered to Agent at least three
     (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrower shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereon when added to the face amount of the outstanding Letters of Credit plus any Reimbursement Obligations exceeds Two Million Dollars ($2,000,000) or (B) the amount thereof when added to the Total Outstandings would exceed the Revolving Commitment. Borrower agrees to pay the Agent for the benefit of the Banks commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the greater of (i) one and one-half percent (1.5%) per annum on the maximum face amount of the Letter of Credit or (ii) $500.00. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

          (e)  Voluntary Reduction of Revolving Commitment.  The Borrower may at
               -------------------------------------------
     any time, or from time to time, upon not less than three (3) Business Days' prior written notice to Agent, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction in the Revolving Commitment must be in the amount of $500,000 or more, in increments of $100,000 and (ii) each reduction must be accompanied by a prepayment of the Revolving Notes in the amount by which the outstanding principal balance of the Revolving Notes exceeds the Revolving Commitment as reduced pursuant to this Section 2.

          (f)  Monthly Commitment Reductions - The Borrowing Base and the
               -----------------------------
     Revolving Commitment shall be reduced as of the last day of each month (the "Monthly Commitment

     Reduction") during the period beginning May 31, 1999 and continuing thereafter until redetermined pursuant to Section 7(b) hereof by $0 per month. If as a result of any such Monthly Commitment Reduction, the Total Outstandings ever exceed the Revolving Commitment then in effect, the Borrower shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

          (g)  Several Obligations.  The obligations of the Banks under the
               -------------------
     Commitment is several and not joint. The failure of any Bank to make an Advance required to be made by it shall not relieve any other Bank of its obligation to make its Advance, and no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank. No Bank shall be required to lend hereunder any amount in excess of its legal lending limit.

     3. Notes Evidencing Loan. The Loan described above in Section 2 shall be evidenced by promissory notes of Borrower as follows:

          (a)  Form of Revolving Notes - The Revolving Loan shall be evidenced
               -----------------------
     by a Note or Notes in the aggregate face amount of $25,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions (each a "Revolving Note"). Notwithstanding the face amount of the Revolving Notes, the actual principal amount due from the Borrower to Banks on account of the Revolving Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Banks in collected funds with respect thereto. Although the Revolving Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the Loan evidenced thereby are outstanding and, although the stated amount of the Revolving Notes may be higher, the Revolving Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loan. Irrespective of the face amount of the Revolving Notes, no Bank shall ever be obligated to advance on the Revolving Commitment any amount in excess of its Revolving Commitment then in effect.

          (b)  Issuance of Additional Notes - At the Effective Date there shall
               ----------------------------
     be outstanding one (1) Revolving Note in the aggregate face amount of $25,000,000 payable to the order of Bank One. From time to time new Notes may issued to other Banks as such Banks become parties to this Agreement. Upon request from Agent, the Borrower shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange their Notes for newly issued Notes to better reflect the extent of each Bank's Commitment hereunder.

          (c)  Interest Rates - The unpaid principal balance of the Notes shall
               --------------
     bear interest from time to time as set forth in Section 4 hereof.

          (d) Payment of Interest - Interest on the Notes shall be payable on
              -------------------
     each Interest Payment Date.

          (e) Payment of Principal - Principal of the Revolving Note or Notes
              --------------------
     shall be due and payable to the Agent for the ratable benefit of the Banks on the Revolving Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Section 9(b) or 9(c) hereof.

          (f) Payment to Banks - Each Bank's Pro Rata Part of payment or
              ----------------
     prepayment of the Loan shall be directed by wire transfer to such Bank by the Agent at the address provided to the Agent for such Bank for payments no later than 2:00 p.m., Dallas, Texas, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Bank shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Bank") and the Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Dallas, Texas, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Bank as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Bank.

          (g) Sharing of Payments, Etc. - If any Bank shall obtain any payment
              -------------------------
     (whether voluntary, involuntary, or otherwise) on account of the Loan, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on either of the Loan, as the case may be, obtained by all Banks, such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

          (h) Non-Receipt of Funds by the Agent - Unless the Agent shall have
              ---------------------------------
     been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

     4.   Interest Rates.

          (a) Options.
              -------

              (i)    Prime Rate Loan.  On all Prime Rate Loans, Borrower agrees
                     ---------------
          to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 360 days with respect to the unpaid principal amount of each Prime Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the sum of the Prime Rate plus the Prime Rate Margin. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Prime Rate Loan shall be payable as specified in
          Section 3(f) hereof and the interest in respect of each Prime Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Prime Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate.

              (ii)   Eurodollar Loan.  On all Eurodollar Loans, Borrower agrees
                     ---------------
          to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Eurodollar Rate plus the Eurodollar Margin. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(f) hereof and the interest with respect to each Eurodollar Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate. Upon three (3) Eurodollar Business Days' written notice prior to the making by the Banks of any Eurodollar Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent

          Interest Periods therefor), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2), three
          (3) or six (6) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loan to Prime Rate Loan.

          (b) Interest Rate Determination.  The Agent shall determine each
              ---------------------------
     interest rate applicable to the Loan hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined and its determination thereof shall be conclusive absent error.

          (c) Conversion Option.  Borrower may elect from time to time (i) to
              -----------------
     convert all or any part of its Eurodollar Loan to Prime Rate Loan by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, (ii) to convert all or any part of its Prime Rate Loan to Eurodollar Loan by giving the Agent irrevocable written notice of such election three (3) Eurodollar Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day or a Business Day, as the case may be, on the next succeeding Eurodollar Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be an Advance or a prepayment of any of the loans for purposes of this Agreement on the Note.

          (d) Recoupment.  If at any time the applicable rate of interest
              ----------
     selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or (ii), as the case may be, had at all times been in effect.

     5.   Change of Circumstances.

          (a) Unavailability of Funds or Inadequacy of Pricing.  In the event
              ------------------------------------------------
     that, in connection with any proposed Eurodollar Loan, the Agent determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Eurodollar Rate or such rate will not accurately reflect the costs to the Banks of funding Eurodollar Loan for such Eurodollar Interest Period, the Agent shall give notice of such determination to the Borrower and the Banks, whereupon, until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, continue or convert Loan into Eurodollar Loan shall be suspended, and all loans to Borrower shall be Prime Rate Loan during the period of suspension.

          (b) Change in Laws.  If at any time any new law or any change in
              --------------
     existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Bank to make or continue to maintain or fund Eurodollar Loan hereunder, then such Bank shall promptly notify Borrower in writing and such Bank's obligation to make, continue or convert Loan into Eurodollar Loan under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain Eurodollar Loan. Upon receipt of such notice, Borrower shall either repay the outstanding Eurodollar Loan owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if any Bank may not lawfully continue to maintain and fund such Eurodollar Loan, immediately), or Borrower may convert such Eurodollar Loan at such appropriate time to Prime Rate Loan.

          (c) Increased Cost or Reduced Return.
              --------------------------------

              (i) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                     (A) shall subject such Bank to any tax, duty, or other
              charge with respect to any Eurodollar Loan, its Notes, or its obligation to make Eurodollar Loan, or change the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any Eurodollar Loan (other than franchise taxes and taxes imposed on the overall net income of such Bank);

                     (B) shall impose, modify, or deem applicable any reserve,
              special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank, including the Commitment of such Bank hereunder; or

                     (C) shall impose on such Bank or on the London interbank
              market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

          and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing, or maintaining any Eurodollar Loan or to reduce any sum received or receivable by such Bank under this Agreement or its Notes with respect to any Eurodollar Loan, then Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this
          Section 5(c), Borrower may, by notice to such Bank (with a copy to Agent), suspend the obligation of such Bank to make or continue Eurodollar Loan, or to convert all or part of the Prime Rate Loan owing to such Bank to Eurodollar Loan, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5(c) shall be applicable); provided that such
                                                           --------
          suspension shall not affect the right of such Bank to receive the compensation so requested.

              (ii) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

              (iii) Each Bank shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5(c) and will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 5(c) shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

              (iv) Any Bank giving notice to the Borrower through the Agent, pursuant to Sections 3(k) or 5(c) shall give to the Borrower a statement signed by an officer of such Bank setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Bank therefor.

              (v) Within five (5) Business Days after receipt by the Borrower of any notice referred to in Sections 3(k) or 5(c), the Borrower shall pay to the Agent for the account of the Bank issuing such notice such additional amounts as are required to compensate such Bank for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be.

          (d) Discretion of Bank as to Manner of Funding.  Notwithstanding any
              ------------------------------------------
     provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of the Eurodollar Interest Period applicable to such Eurodollar Loan and bearing an interest rate to the applicable interest rate for such Eurodollar Period.

          (e) Breakage Fees.   Without duplication under any other provision
              -------------
     hereof, if any Bank incurs any loss, cost or expense including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Banks as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and (b):

              (i) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Eurodollar Interest Period (whether by acceleration, prepayment or otherwise);

              (ii) any failure to make a principal payment of a Eurodollar Loan on the due date thereof; or

              (iii) any failure by the Borrower to borrow, continue, prepay or convert to a Eurodollar Loan on the dates specified in a notice given pursuant to Section 2(c) or 4(c) hereof;

     then the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall furnish to Borrower and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

     6. Collateral Security. To secure the performance by Borrower of its obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrower shall contemporaneously herewith grant and assign to Agent for the ratable benefit of the Banks a first and prior Lien on (i) certain of its Oil and Gas Properties, certain related equipment, oil and gas inventory, and proceeds of the foregoing and (ii) the stock of all of Borrower's Subsidiaries. The Oil and Gas Properties heretofore and herewith mortgaged to the Agent shall represent not less than $100,000,000 in Engineered Value (as hereinafter defined) of Borrower's Oil and Gas Properties as of the Effective Date. Obligations arising from transactions between Borrower and one or more of the Banks providing for the hedging, forward sale or swap or crude oil or natural gas or interest rate protection ("Hedging
Obligations") shall be secured by the Collateral.   The Hedging Obligations
shall be secured and repaid on a pari passu basis with the indebtedness and obligations of the Borrower under the Loan Documents. All Oil and Gas Properties, stock and other collateral in which Borrower have heretofore granted to Bank One, or herewith granted or hereafter grants to Agent for the ratable benefit of the Banks a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

     The granting and assigning of such security interests and Liens by Borrower shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter, Borrower shall furnish to the Agent mortgage and title opinions and other title information satisfactory to Agent with respect to the title and Lien status of Borrower's interests in not less than 90% of the Engineered Value of the Oil and Gas Properties covered by the Security Instruments as Agent shall have designated. "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent for the ratable benefit of the Banks, pursuant to Sections 7 and 12 hereof. Borrower will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Banks' security interests and Liens in the Oil and Gas Properties or any part thereof.

     7.   Borrowing Base.

          (a) Initial Borrowing Base. At the Effective Date (assuming that the
              ----------------------
     Finley Sale and the Appalachia Sale have not closed), the Borrowing Base shall be $13,000,000. Provided, however, that (i) if the Finley Sale closes prior to the Appalachia Sale, the Borrowing Base shall be reduced to $10,000,000 until the Appalachia Sale closes, (ii) when and if the Appalachia Sale closes, whether prior to the Finley Sale, at the same time as the Finley Sale, or after the Finley Sale, the Borrowing Base shall be reduced to $8,000,000 and (iii) in any event on July 31, 1999, the Borrowing Base shall be reduced to $8,000,000 regardless of whether either the Finley Sale or the Appalachia Sale has closed.

          (b) Subsequent Determinations of Borrowing Base.  Subsequent
              -------------------------------------------
     determinations of the Borrowing Base shall be made by the Banks at least semi-annually on May 1 and November 1 of each year beginning November 1, 1999 or as Unscheduled Redeterminations. In connection with, and as of, each determination of the Borrowing Base, the Banks shall also redetermine the Monthly Commitment Reduction. The Borrower shall furnish to the Banks as soon as possible but in any event no later than April 1 of each year, beginning April 1, 2000, with an Engineering Report in form and substance satisfactory to the Agent prepared by an independent petroleum engineering acceptable to Agent covering the Oil and Gas Properties utilizing economic and pricing parameters used by Agent as established from time to time, together with such other information concerning the value of the Oil and Gas Properties as the Agent shall deem necessary to determine the value of the Oil and Gas Properties. By October 1 of each year, or within thirty
     (30) days after either (i) receipt of notice from Agent that the Banks require an Unscheduled Redetermination, or (ii) the Borrower give notice to Agent of their desire to have an Unscheduled Redetermination performed, the Borrower shall furnish to the Banks an engineering report in form and substance satisfactory to Agent prepared by Borrower's in-house engineering staff valuing the Oil and Gas Properties utilizing economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. Agent shall by notice to the Borrower no later than May 1 and November 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), notify the Borrower of the designation by the Banks of the new Borrowing Base and Monthly Commitment Reduction for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Banks, the Agent shall notify the Borrower within thirty (30) days after receipt of all requested information, or within a reasonable time thereafter, of the new Borrowing Base and Monthly Commitment Reduction, and such new Borrowing Base and Monthly Commitment Reduction shall continue until the next Determination Date. If the Borrower does not furnish all such information, reports and data by any date specified in this Section 7(b), unless such failure is of no fault of the Borrower, the Banks may nonetheless designate the Borrowing Base and Monthly Commitment Reduction at any amounts which the Banks in their discretion determine and may redesignate the Borrowing Base and Monthly Commitment Reduction from time to time thereafter until the Banks receive all such information, reports and data, whereupon the Banks shall designate a new Borrowing Base and Monthly Commitment Reduction as described above. Each Bank shall determine the amount of the Borrowing Base and Monthly Commitment Reduction based upon the loan collateral value which such Bank in its discretion (using such methodology, assumptions and discounts rates as such

     Bank customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties of the Borrower at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and their affiliates) as such Bank customarily considers in evaluating similar oil and gas credits, but such Bank in its discretion shall not be required to give any additional positive value to any Oil and Gas Property over the current economic and pricing parameters used by such Bank for such Determination Date which additional value is derived directly from a hedging, forward sale or swap agreement covering such Oil and Gas Property as of the date of such determination. All determinations or Unscheduled Redeterminations of the Borrowing Base and the Monthly Commitment Reduction resulting in an increase in the Borrowing Base or a decrease in the Monthly Commitment Reduction shall require the approval of 100% of the Banks. All other determinations shall require only Majority Banks. If the Banks cannot otherwise agree on the Borrowing Base or the Monthly Commitment Reduction, each Bank shall submit in writing to the Agent its proposed Borrowing Base and Monthly Commitment Reduction and the Borrowing Base and Monthly Commitment Reduction shall be set at the arithmetic average of the Borrowing Base and the Monthly Commitment Reduction proposed by the Banks. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment required to be made pursuant to Section 12(r) hereof. The Borrowing Base shall be additionally reduced from time to time pursuant to the provisions of Sections 2(e) and 2(f) hereof. It is expressly understood that the Banks have no obligation to designate the Borrowing Base or the Monthly Commitment Reduction at any particular amounts, except in the exercise of their discretion, whether in relation to the Revolving Commitment or otherwise. Provided, however, that the Banks shall not have the obligation to designate a Borrowing Base in an amount in excess of the Revolving Commitment or its legal or internal lending limits.

     8.   Fees.

          (a) Unused Commitment Fee.  The Borrower shall pay to Agent for the
              ---------------------
     ratable benefit of the Banks an unused commitment fee (the "Unused Commitment Fee") equivalent to one-half of one percent (.50%) per annum on the daily average of the unadvanced amount of the Revolving Loan Commitment. The Unused Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning June 30, 1999 with the final fee payment due on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such monthly period, the Borrower shall pay to the Agent for the ratable benefit of the Banks, on the date of such termination, the total Unused Commitment Fee due on such Commitment for the period in which such termination occurs.

          (b) The Letter of Credit Fee.  Borrower shall pay to the Agent the
              ------------------------
     Letter of Credit fees required above in Section 2(d).

          (c) Agency Fees.  The Borrower shall pay to the Agent certain fees
              -----------
     for acting as Agent hereunder in amounts to be negotiated between the Borrower and the Agent.

          (d) Origination Fee.   The Borrower shall pay to the Agent on the
              ---------------
     Effective Date a one-time Origination Fee equal to $236,000. The Borrower has heretofore paid the Agent a non-refundable due diligence fee of $50,000, which fee shall be credited against the amount owed as an Origination Fee on the Effective Date.

     9.   Prepayments.

          (a) Voluntary Prepayments.  Subject to the provisions of Section 5(e)
              ---------------------
     hereof, the Borrower may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) Eurodollar Business Days' notice to Agent in the case of Eurodollar Loan Tranches and without notice in the case of Prime Rate Loan Tranches and shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof or the unpaid balance on the Notes, whichever is less, plus accrued interest thereon to the date of prepayment.

          (b) Mandatory Prepayment For Borrowing Base Deficiency.  In the event
              --------------------------------------------------
     the Total Outstandings ever exceed the Borrowing Base as determined by Banks pursuant to Section 7(b) hereof, the Borrower shall, within thirty
     (30) days after notification from the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Bank, provide the Agent with collateral with value and quality in amounts satisfactory to all of the Banks in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Revolving Notes in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment. If the Total Outstandings ever exceed the Revolving Commitment as a result of a Monthly Commitment Reduction or any other required reduction in the Revolving Commitment, then in such event, Borrower shall immediately prepay the principal amount of the Revolving Notes in an amount at least equal to such excess plus accrued interest to the date of prepayment.

     10. Representations and Warranties. In order to induce the Banks to enter into this Agreement, the Borrower hereby, jointly and severally, represent and warrant to the Banks (which representations and warranties will survive the delivery of the Notes) that:

          (a) Creation and Existence.  Each of Borrower and its Subsidiaries is
              ----------------------
     a Person duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Each of Borrower and its Subsidiaries has all power and authority to own its properties and assets and to transact the business in which it is engaged.

          (b) Power and Authority.  Borrower is duly authorized and empowered
              -------------------
     to create and issue the Notes; and Borrower and each of its Subsidiaries is duly authorized and empowered to execute, deliver and perform the Loan Documents, including this Agreement to which they are a party; and all corporation action on Borrower's part requisite for the due creation and issuance of the Notes and on the part of Borrower and each Subsidiary for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

          (c) Binding Obligations.  This Agreement does, and the Notes and
              -------------------
     other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower and each Subsidiary party thereto, enforceable in accordance with its respective terms (except that enforcement may be subject to general principals of equity or to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

          (d) No Legal Bar or Resultant Lien.  The Notes and the Loan
              ------------------------------
     Documents, including this Agreement, do not and will not, to the best of Borrower's knowledge violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or any of its Subsidiaries is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower or any of its Subsidiaries, other than those contemplated by this Agreement.

          (e) No Consent.  The execution, delivery and performance by Borrower
              ----------
     and its Subsidiaries of the Loan Documents, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases.

          (f) Financial Condition.  The audited Financial Statements of
              -------------------
     Borrower dated December 31, 1998, which have been delivered to Banks are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrower as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Banks in Schedule "2" attached hereto.

          (g) Liabilities.  Neither Borrower nor any Subsidiaries has any
              -----------
     material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements, in writing from time to time or on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower or any Subsidiary which is reasonably expected to have a Material Adverse Effect.

          (h) Litigation.  Except as described in the Financial Statements, in
              ----------
     writing from time to time or as otherwise disclosed to the Banks in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower threatened against or affecting Borrower or any Subsidiary which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

          (i) Taxes; Governmental Charges.  Each of Borrower and its
              ---------------------------
     Subsidiaries has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

          (j) Titles, Etc.  Each of Borrower and its Subsidiaries has good and
              ------------
     defensible title to all of its respective assets, including without limitation, the Oil and Gas Properties (excluding from this representation any undeveloped acreage for which no value is assigned by the Banks), free and clear of all liens or other encumbrances except Permitted Liens.

          (k) Defaults.  Neither Borrower nor any Subsidiary is in default and
              --------
     no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower or any Subsidiary is a party in any respect that would be reasonably expected to have a Material Adverse Effect except for a current default under that certain Credit Agreement among Borrower, the Lenders and NationsBank of Texas, N.A., as Agent, dated as of December 23, 1997, as amended. No Event of Default hereunder has occurred and is continuing.

          (l) Casualties; Taking of Properties.  Since the dates of the latest
              --------------------------------
     Financial Statements of the Borrower delivered to Banks, neither the business nor the assets or properties of Borrower or any Subsidiary have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

          (m) Use of Proceeds; Margin Stock.  The proceeds of the Revolving
              -----------------------------
     Commitment may be used to (i) refinance existing bank debt, (ii) for the acquisition and development of oil and gas properties, (iii) Letters of Credit, and (iv) general corporate purposes. Neither Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock " as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

          Neither Borrower, any Subsidiary nor any person or entity acting on behalf of Borrower or any Subsidiary has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

          (n) Location of Business and Offices.  The principal place of
              --------------------------------
     business and chief executive offices of the Borrower is located at the address stated in Section 17 hereof.

          (o) Compliance with the Law.  To the best of Borrower's knowledge,
              -----------------------
     neither Borrower nor any Subsidiary:

              (i) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, any Subsidiary, or any of their respective assets or properties are subject; or

              (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

     which violation or failure is reasonably expected to have a Material Adverse Effect.

          (p) No Material Misstatements.  No information, exhibit or report
              -------------------------
     furnished by Borrower or any Subsidiary to the Banks in connection with the negotiation of this Agreement or in the preparation of the offering memo contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

          (q) Not A Utility.  Neither Borrower nor any Subsidiary is an entity
              -------------
     engaged in the State of Texas in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) provision of telephone or telegraph service to others; (iv) production, transmission, or distribution and sale of steam or water; (v) operation of a railroad; or
     (vii) provision of sewer service to others.

          (r) ERISA.  Borrower and its Subsidiaries are in compliance in all
              -----
     material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, (other than "reportable events" for which the Pension Benefit Guaranty Corporation has waived its rights to receive notice thereof within thirty
     (30) days) has occurred with respect to any Plan of Borrower.

          (s) Public Utility Holding Company Act.  Neither Borrower nor any
              ----------------------------------
     Subsidiary is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a"subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (t) Subsidiaries.  All of the Borrower's Subsidiaries are listed on
              ------------
     Schedule "5" hereto.

          (u) Environmental Matters.  Except as disclosed on Schedule "6",
              ---------------------
     neither Borrower nor any Subsidiary (i) has received notice or otherwise learned of any Environmental Liability which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower or any Subsidiary is or may be liable which may reasonably be expected to result in a Material Adverse Effect.

          (v) Liens.  Except (i) as disclosed on Schedule "1" hereto and (ii)
              -----
     for Permitted Liens, the assets and properties of the Borrower and each Subsidiary is free and clear of all liens and encumbrances.

          (w) Year 2000 Compliance. Borrower represents and warrants to Banks
              --------------------
     that:

              (i) It and its Subsidiaries will use their best efforts to cause all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Borrower and its Subsidiaries carry on its respective business as presently conducted and as contemplated to be conducted in the future to be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's or any of its Subsidiary's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

              (ii) Borrower and each Subsidiary has: (A) undertaken, or will undertake, an inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower or any Subsidiary to be Year 2000 Compliant on a timely basis; (B) developed, or will develop, a plan and time line for becoming Year 2000 Compliant on a timely basis; (C) to date, implemented, or will implement, that plan in accordance with that timetable in all material respects on a best-efforts basis.

              (iii) Borrower and each Subsidiary has either made, or will make, written inquiry of each of its vendors, and have obtained, or will obtain, in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations. Borrower and each Subsidiary reasonably believe that all such persons will be or become so compliant. For purposes hereof, "vendors" refers to those vendors of Borrower and each Subsidiary whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrower or any Subsidiary. For purposes of this paragraph, Bank, as a lender of funds under the terms of this Agreement, confirms to Borrower that Bank has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

              (iv) The fair market value of all Collateral pledged to Banks to secure the Loan and the Notes and all of Borrower's obligations hereunder are not and shall not be less than currently anticipated or subject to deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

     11.  Conditions of Lending.

          (a) The effectiveness of this Agreement, and the obligation to make the initial Advance or issue any initial Letter of Credit under the Revolving Commitment shall be subject to satisfaction of the following conditions precedent:

              (i)    Execution and Delivery.  The (A) Borrower shall have
                     ----------------------
          executed and delivered the Agreement and other required documents, and
          (B) each Initial Subsidiary Guarantor shall have executed a Subsidiary Guaranty, all in form and substance satisfactory to the Agent;

              (ii)   Legal Opinion.  The Agent shall have received from Thompson
                     -------------
          & Knight, P.C., counsel to Borrower and each Initial Subsidiary Guarantor, a favorable legal opinion in form and substance satisfactory to it (A) as to the matters set forth in Subsections 10(a), (b), (c), (d), (e) and (h) hereof, and (B) as to such other matters as Agent or its counsel may reasonably request;

              (iii)  Corporate Resolutions.  The Agent shall have received
                     ---------------------
          appropriate certified corporate resolutions of Borrower and each Initial Subsidiary Guarantor;

              (iv)   Good Standing.  The Agent shall have received evidence of
                     -------------
          existence and good standing for Borrower and each Initial Subsidiary Guarantor;

              (v)    Incumbency.  The Agent shall have received a signed
                     ----------
          certificate of Borrower and each Initial Subsidiary Guarantor, certifying the names of the officers of Borrower and each Initial Subsidiary Guarantor authorized to sign loan documents on behalf of Borrower, together with the true signatures of each officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of Borrower or any Initial Subsidiary Guarantor canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

              (vi)   Articles of Incorporation and Bylaws.  The Agent shall have
                     ------------------------------------
          received copies of the Articles of Incorporation of Borrower and each Initial Subsidiary Guarantor and all amendments thereto, certified by the Secretary of State of the State of its incorporation, and a copy of the bylaws of Borrower and each Initial Subsidiary Guarantor and all amendments thereto, certified by Borrower and each Initial Subsidiary Guarantor as being true, correct and complete;

              (vii)  Evidence of Ability to Pay. The Agent shall have received
                     --------------------------
          satisfactory evidence of the availability of adequate funds to pay the semi-annual interest payment due on the Subordinate Notes on May 15, 1999;

              (viii) Assignment of Notes and Liens.  The Agent shall have
                     -----------------------------
          received an assignment of rights, obligations and Liens currently held by Arnos Corp. and satisfactory evidence that all obligations owed Arnos Corp. are assigned to the Agent;

              (ix)   Payment of Fees. The Agent and the Banks shall have
                     ---------------
          received payment of all fees due hereunder;

              (x)    Designated Senior Indebtedness.   The Agent shall have
                     ------------------------------
          received satisfactory evidence that the Borrower has delivered written notice to the Trustee under the Subordinate Note Indenture, specifying that Borrower has entered into this Agreement and the obligation due under this Agreement constitutes "Designated Senior Indebtedness" as defined in the Indenture;

              (xi)   Closing.  The transaction described in this Agreement shall
                     -------
          have closed on or before May 31, 1999;

              (xii)  Representation and Warranties.  The representations and
                     -----------------------------
          warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

              (xiii) No Event of Default.  No Event of Default shall have
                     -------------------
          occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

              (xiv)  Other Documents.  Agent shall have received such other
                     ---------------
          instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

              (xv)   Legal Matters Satisfactory.  All legal matters incident to
                     --------------------------
          the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of the Borrower.

          (b) The obligation of the Banks to make any Advance or issue any Letter of Credit under the Revolving Commitment (including the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

              (i)    Representation and Warranties.  The representations and
                     -----------------------------
          warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

              (ii)   No Event of Default.  No Event of Default shall have
                     -------------------
          occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

              (iii)  Other Documents.  Agent shall have received such other
                     ---------------
          instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

              (iv)   Legal Matters Satisfactory.  All legal matters incident to
                     --------------------------
          the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of the Borrower.

     12.  Affirmative Covenants.  A deviation from the provisions of this
Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the required percentage of the Banks prior to the date of deviation. The Borrower will at all times comply, and cause each of its Subsidiaries to comply, with the covenants contained in this
Section 12 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan Documents.

          (a) Financial Statements and Reports.  Borrower shall promptly
              --------------------------------
     furnish to the Agent from time to time upon request such information regarding the business and affairs and financial condition of Borrower, as the Agent may reasonably request, and will furnish to the Agent:

              (i)    Annual Audited Financial Statements.  As soon as available,
                     -----------------------------------
          and in any event within ninety (90) days after the close of each fiscal year beginning with the fiscal year ended December 31, 1998, the annual audited consolidated and consolidating Financial Statements of Borrower, prepared in accordance with GAAP accompanied by an unqualified opinion rendered by an independent accounting firm reasonably acceptable to the Agent;

              (ii)   Quarterly Financial Statements.  As soon as available, and
                     ------------------------------
          in any event within forty-five (45) days after the end of each calendar quarter of each year including the last calendar quarter of any fiscal year, beginning with the fiscal quarter ended March 31, 1999, the quarterly unaudited consolidated and consolidating Financial Statements of Borrower prepared in accordance with GAAP;

              (iii)  Report on Properties.  As soon as available and in any
                     --------------------
          event on or before April 1 and October 1 of each calendar year, and at such other times as any

          Bank, in accordance with Section 7 hereof, may request, the engineering reports required to be furnished to the Agent under such
          Section 7 on the Oil and Gas Properties;

              (iv)   Monthly Production Reports.  Within sixty (60) days after
                     --------------------------
          the end of each month, a monthly report, in form and substance satisfactory to the Agent, indicating the month's sales volume, sales revenues, production taxes, operating expense and net operating income from the Oil and Gas Properties, with detailed calculations and worksheets, all in form and substance satisfactory to Agent;

              (v)    Additional Information.  Promptly upon request of the Agent
                     ----------------------
          from time to time any additional financial information or other information that the Agent may reasonably request.

     All such reports, information, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

          (b) Certificates of Compliance.  Concurrently with the furnishing of
              --------------------------
     the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof for the months coinciding with the end of each calendar quarter, Borrower will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "D" attached hereto, signed by the President or Chief Financial Officer of Borrower, (i) stating that Borrower has fulfilled in all material respects its obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of Borrower in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13(b), (c) and (d); and
     (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

          (c) Accountants' Certificate.  Concurrently with the furnishing of
              ------------------------
     the annual audited Financial Statement pursuant to Section 12(a)(i) hereof, Borrower will furnish a statement from the firm of independent public accountants which prepared such Financial Statement to the effect that nothing has come to their attention (except as specified in such certificate) to cause them to believe that there existed on the date of such statements any Event of Default and specifically calculating Borrower's compliance with Sections 13(b), (c) and (d) of this Agreement.

          (d)  Taxes and Other Liens.  The Borrower will pay and discharge, and
               ---------------------
     will cause each Subsidiary to pay and discharge, promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or any of its assets or property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of its assets or property and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if it shall have set up adequate reserves therefor, if required, under GAAP.

          (e)  Compliance with Laws.  Borrower will observe and comply, and will
               --------------------
     cause each Subsidiary to observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

          (f)  Further Assurances.  The Borrower will, and will cause each
               ------------------
     Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents, including this Agreement. The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

          (g)  Performance of Obligations.  The Borrower will pay the Notes and
               --------------------------
     other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

          (h)  Insurance.  The Borrower and each Subsidiary now maintains and
               ---------
     Borrower will, and will cause each Subsidiary to, continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, the Borrower will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrower and each Subsidiary in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen
     (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. The Borrower shall, and shall cause each Subsidiary to, at all times maintain adequate insurance with respect to all of their assets, including but not limited to, the Oil and Gas Properties or any collateral against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. The Borrower shall, and shall cause each Subsidiary to, at all times maintain cost of control of well insurance with respect to the Oil and Gas Properties which shall insure it against seepage and pollution expense; redrilling expense; and cost of control of well; fires, blowouts, etc., if deemed economical in the reasonable discretion of the Borrower. Additionally, the Borrower and each Subsidiary shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

          (i)  Accounts and Records.  Borrower will, and will cause each
               --------------------
     Subsidiary to, keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by its auditors.

          (j)  Right of Inspection.  Borrower will, and will cause each
               -------------------
     Subsidiary to, permit any officer, employee or agent of the Banks to examine its books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Banks may reasonably request. The Banks will use best efforts to keep all Confidential Information (as herein defined) confidential and will not disclose or reveal the Confidential Information or any part thereof other than (i) as required by law, and (ii) to the Banks', and the Banks' subsidiaries', Affiliates, officers, employees, legal counsel and regulatory authorities (including the National Association of Insurance Commissioners) or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required in connection with the enforcement of the Banks' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents. As used herein, "Confidential Information" means information about the Borrower or its Subsidiaries furnished by the Borrower or its Subsidiaries to the Banks, but does not include information (i) which was publicly known, or otherwise known to the Banks, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Banks, or (iii) which otherwise becomes known to the Banks, other than through disclosure by the Borrower or its Subsidiaries.

          (k)  Notice of Certain Events. The Borrower shall, and shall cause
               ------------------------
     each Subsidiary to, promptly notify the Agent if it learns of the occurrence of (i) any event which constitutes an Event of Default together with a detailed statement of the steps being taken to cure such Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrower's or its Subsidiaries' assets or properties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
     (iii) any dispute between it and any governmental or regulatory body or any other Person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; or (iv) any other matter which in its reasonable opinion could have a Material Adverse Effect.

          (l)  ERISA Information and Compliance.  The Borrower will, and will
               --------------------------------
     cause each Subsidiary to, promptly furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA (other than "reportable events" for which the Pension Benefit Guaranty Corporation has waived its rights to receive notice thereof within thirty (30) days), or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of Borrower or the affected Subsidiary specifying the nature thereof, what action Borrower or the affected Subsidiary is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

          (m)  Environmental Reports and Notices.  The Borrower will, and will
               ---------------------------------
     cause each Subsidiary to, deliver to the Agent (i) promptly upon its becoming available, one copy of each report sent by Borrower or such Subsidiary to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrower's or such Subsidiary's receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release Borrower or such Subsidiary would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of Borrower or such Subsidiary, and Borrower shall, and shall cause such Subsidiary to, immediately deliver a copy of any such notice to Agent.

          (n)  Compliance and Maintenance.  The Borrower will, and will cause
               --------------------------
     each Subsidiary to (i) observe and comply in all material respects with all Environmental Laws; (ii) except as provided in Subsections 12(o), 12(p) and 12(q) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrower exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrower under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

          (o)  Operation of Properties.  Except as provided in Subsection 12(p)
               -----------------------
     and (q) below, the Borrower will, and will cause each Subsidiary to, operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that the Borrower or any Subsidiary shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

          (p)  Compliance with Leases and Other Instruments.  The Borrower will,
               --------------------------------------------
     and will cause each Subsidiary to, pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by Borrower (or required to keep unimpaired in all material respects the rights of Borrower or such Subsidiary in Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of Borrower or such Subsidiary by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to Borrower or such Subsidiary or any of the Oil and Gas Properties and do all other things necessary of Borrower or such Subsidiary to keep unimpaired in all material respects the rights of Borrower or such Subsidiary thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require Borrower or any Subsidiary to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent Borrower or any Subsidiary from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrower or such Subsidiary exercised in good faith, it is not in the best interest of the Borrower or such Subsidiary to perpetuate the same.

          (q)  Certain Additional Assurances Regarding Maintenance and
               -------------------------------------------------------
     Operations of Properties.  With respect to those Oil and Gas Properties
     ------------------------
     which are being operated by operators other than the Borrower or its Subsidiaries, neither the Borrower nor its Subsidiaries shall be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(n), 12(o) or 12(p) hereof which are performable only by such operators and are beyond the control of the Borrower and its Subsidiaries; however, the Borrower and its Subsidiaries agree to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

          (r)  Sale of Certain Assets/Prepayment of Proceeds.  The Borrower will
               ---------------------------------------------
     immediately pay over to the Agent for the ratable benefit of the Banks as a prepayment of principal on the Revolving Notes, an amount equal to 100% of the Release Price. The term "Release Price" as used herein shall mean a price determined by the Majority Banks in their discretion based upon the loan collateral value of the Oil and Gas Properties being sold by Borrower which such Banks in their discretion (using such methodology, assumptions and discounts rates as such Banks customarily use in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assign to such Oil and Gas Properties at the time in question. Any such prepayment of principal on the Revolving Notes required by this Section 12(r), shall not be in lieu of, but shall be in addition to, any Monthly Commitment Reduction or any mandatory prepayment of principal required to be paid pursuant to Section 9(b) hereof.

          (s)  Title Matters.  Within sixty (60) days after the Effective Date
               -------------
     with respect to the Oil and Gas Properties listed on Schedule "7" hereto, Borrower shall furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrower to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Agent, Borrower will promptly (but in no event more than thirty (30) days following such mortgaging), furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrower to such Oil and Gas Properties subject only to Permitted Liens.

          (t)  Curative Matters.  Within sixty (60) days after the date of the
               ----------------
     Effective Date with respect to matters listed on Schedule "8" and, thereafter, within sixty (60) days after receipt by Borrower from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrower shall either (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which Borrower elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory to the Agent covering the Oil and Gas Properties so substituted. If the Borrower fails to satisfy (i) or (ii) above within the time specified, the loan collateral value assigned by the Banks to the Oil and Gas Properties for which such curative information was requested shall be deducted from the Borrowing Base resulting in a reduction thereof.

          (u)  Change of Principal Place of Business.  Borrower shall give Agent
               -------------------------------------
     at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 17 hereof.

          (v)  Cash Collateral Accounts.  Borrower shall establish, and shall
               ------------------------
     cause each of its Subsidiaries to establish, and maintain with Agent one or more operating accounts for Borrower and each of its Subsidiaries (the "Operating Accounts") and lockbox accounts for Borrower and each of its Subsidiaries ("Lockbox Accounts"), the maintenance of each of which shall be subject to such rules and regulations as the Agent shall from time to time specify. Such accounts shall be maintained with the Agent until all amounts due hereunder and under the Notes have been paid in full. Borrower and each such Subsidiary shall within thirty (30) days of the Effective Date instruct and cause all monetary proceeds of production from the Oil and Gas Properties to be remitted to their respective Lockbox Accounts. Such proceeds of production shall not be redirected without the prior written consent of the Agent until such time as all indebtedness due Banks by Borrower has been paid in full and the Commitment has been terminated. If no Event of Default (and no event which, with notice or lapse of time or both, would become an Event of Default) has occurred and is continuing, the full balance of the Lockbox Accounts each day will be deposited into the Operating Accounts. The Borrower hereby grants (and will cause the Subsidiaries to grant) a security interest to Banks in and to the Lockbox Accounts and the Operating Accounts (collectively, the "Cash Collateral Accounts") and all checks, drafts and other items ever received by any Bank for deposit therein. If any Event of Default shall occur and be continuing, Agent shall have the immediate right, without prior notice or demand, to take and apply against the Borrower's obligations hereunder any and all funds legally and beneficially owned by the Borrower and any such Subsidiary then or thereafter on deposit in the Cash Collateral Accounts for the ratable benefit of the Banks.

          (w)  Year 2000 Compatibility.   Borrower covenants and agrees with
               -----------------------
     Banks that it will:

               (i) Furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Banks may reasonably request from time to time;

               (ii) In the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Banks with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant no longer to be true. Borrower shall, within ten (10) days of a request, also provide Banks with any additional information Banks reasonably request of Borrower in connection with the Notice and/or a Change in Circumstances.

          (x)  Subsidiary Guaranties.    At any time in which any Subsidiary of
               ---------------------
     Borrower is required to execute any Guaranty of the Subordinate Notes pursuant to Section 4.13 of the Subordinate Notes Indenture, Borrower will
     (a) cause such Subsidiary to execute and deliver to the Agent for the ratable benefit of the Banks, a Subsidiary Guaranty, and (b) deliver to the Agent such (i) resolutions of the Board of Directors of such Subsidiary Guarantor, (ii) certificates of officers of such Subsidiary Guarantor,
     (iii) Certificates of Good Standing and Existence for such Subsidiary Guarantor, and (iv) opinions of counsel, as Agent shall reasonably request to evidence the valid organization and existence of such Subsidiary Guarantor and the due authorization, execution, delivery and enforceability of such Subsidiary Guarantor, Subsidiary Guaranty and such other matters related to such Subsidiary and Subsidiary Guaranty as Agent shall request.

          (y)  Collateral.   The Oil and Gas Properties which are Collateral
               ----------
     shall be valued, as of the Effective Date, at at least $100,000,000. From time to time after the Effective Date, the Borrower shall, upon the request of the Banks, mortgage additional oil and gas properties to the Banks and provide appropriate title information covering such properties upon the date each such new property is mortgaged, except that Borrower shall not be required, pursuant to this provision, to mortgage any undeveloped oil and gas properties to which no value has been assigned by the Banks.

          (z)  Escrow of Interest Payments.   Beginning June 15, 1999 and on or
               ---------------------------
     before the fifteenth (15th) day of each succeeding month, Borrower shall escrow with Agent an amount equal to one-sixth (1/6th) of the next semi-annual interest payment due on the Subordinate Notes. Provided, however, that Borrower shall make any such required escrow payment to the Agent on or before the first (1st) day of any month in which an interest payment is due on such Subordinate Notes. The Borrower hereby grants a security interest to Banks in such escrow account and all checks, drafts and other items ever received by any Bank for deposit therein. If any Event of Default shall occur and be continuing, Agent shall have the immediate right, without prior notice or demand, to take and apply against the Borrower's obligations hereunder any and all funds then or thereafter on deposit in such escrow accounts for the ratable benefit of the Banks. Unless Agent exercises such right, the amount so escrowed shall be released for payment of the accrued semi-annual interest payments on the Subordinate Notes on their due dates. Notwithstanding any other provision hereof, any amendment, modification or waiver of compliance with this covenant shall require the consent of Majority Banks.

          (aa) Collateral Shares.  The Borrower shall deliver, or shall cause
               -----------------
     to be delivered, within thirty (30) days after the Effective Date, share certificates representing all of the issued and outstanding stock of T.W.O.C., Inc., The Wiser Marketing Company, Wiser Oil Delaware, Inc., Wiser Oil Company of Canada, Lechuza Energy Company and Wiser Northern Ireland, Ltd.

     13. Negative Covenants. A deviation from the provisions of this Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the required percentage of the Banks prior to the date of deviation. The Borrower will at all times comply, and cause each of its Subsidiaries to comply, with the covenants contained in this
Section 13 from the date hereof and for so long as the Revolving Commitment is in existence or any amount is owed to the Agent, or the Banks under this Agreement or the other Loan Documents.

          (a)  Negative Pledge.  Borrower shall not, and will not permit any
               ---------------
     Subsidiary to, without the prior written consent of the Banks:

               (i) create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

               (ii) sell, lease, transfer or otherwise dispose of, in any fiscal year, any of its assets except for (A) sales, leases, transfers or other dispositions made in the ordinary course of Borrower' oil and gas businesses, (B) sales made with the consent of Majority Banks which are made pursuant to, and in full compliance with, Section 12(r) hereof, and (C) the Appalachia Sale and the Finley Sale.

          (b)  Consolidated Current Ratio.  The Borrower will not allow their
               --------------------------
     ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.0 to 1.0 as of the end of any fiscal quarter.

          (c)  Minimum Consolidated Interest Coverage Ratio. The Borrower will
               --------------------------------------------
     not allow its Minimum Consolidated Interest Coverage Ratio to be less than
     (i) 1.25 to 1.0 as of any fiscal quarter through and including the fiscal quarter ended September 30, 1999, (ii) 1.50 to 1.0 as of any fiscal quarter through and including the fiscal quarter ended December 31, 2000, and (iii) 1.75 to 1.0, for any fiscal quarter thereafter.

          (d)  Ratio of Consolidated Funded Debt to Consolidated Total Capital.
               ---------------------------------------------------------------
     The Borrower's Ratio of Consolidated Funded Debt to Consolidated Total Capital as of the end of any fiscal quarter will not ever be less than (i) .70 to 1.0 at any time through December 31, 1999, and (ii) .65 to 1.0 at any time thereafter.

          (e)  Capital Expenditure.  During Borrower's fiscal year 1999 ending
               -------------------
     on December 31, 1999, Borrower shall not make capital expenditures in excess of $5,000,000 in the aggregate.

          (f)  Consolidations and Mergers.  Borrower will not consolidate or
               --------------------------
     merge with or into any other Person, and Borrower will not permit any Subsidiary of Borrower to consolidate or merge with or into any Person, except that Borrower and any of its Subsidiaries may merge with another Person if Borrower or such Subsidiary is the surviving entity in such merger and if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          (g)  Debts, Guaranties and Other Obligations.  Borrower will not, and
               ---------------------------------------
     will not permit any Subsidiary to, incur, create, assume or in any manner become or be liable in respect of any indebtedness, including guarantees or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

               (i) the Notes and any renewal or increase thereof, or other indebtedness of the Borrower heretofore disclosed to Banks in the Borrower's Financial Statements or on Schedule "3" hereto; or

               (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

               (iii) indebtedness (other than in connection with a loan or lending transaction) incurred in the ordinary course of business, including, but not limited to indebtedness for drilling, completing, leasing and reworking oil and gas wells; or

               (iv) indebtedness owed by Borrower to a Subsidiary Guarantor or by a Subsidiary Guarantor to Borrower as a result of intercompany loans or advances; or

               (v) indebtedness evidenced by the Subordinate Notes and any guaranties thereof; or

               (vi) indebtedness owed to Bank of America on Hedging Obligations; or

               (vii)  Hedging Obligations permitted under Section 13(m) hereof;
          or

               (viii) any renewals or extensions of (but not increases in) any of the foregoing.

          (h)  Dividends or Distributions.  Borrower will not declare or pay any
               --------------------------
     cash dividend or distribution, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such.

          (i)  Loans and Advances.  Borrower shall make or permit to remain
               ------------------
     outstanding any loans or advances to or in any Person or entity, and Borrower will not permit any Subsidiary to make or permit to remain outstanding any loans and advances to any Person or entities except that the foregoing restriction shall not apply to:

               (i) loans or advances to any person, the material details of which have been set forth in the Financial Statements heretofore furnished to Banks; or

               (ii) advances made in the ordinary course of Borrower's and its Subsidiaries' oil and gas business; or

               (iii) loans or advances among Borrower and the Subsidiary Guarantors.

          (j)  Sale or Discount of Receivables.  Borrower will not, and will not
               -------------------------------
     permit any Subsidiary to, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

          (k)  Nature of Business.  Borrower will not permit, and will not
               ------------------
     permit any Subsidiary to make, any material change to be made in the character of its business as carried on at the date hereof.

          (l)  Transactions with Affiliates.  Borrower will not, and will not
               ----------------------------
     permit any Subsidiary to, enter into any transaction with any Affiliate other than transactions between

     Borrower and its Guarantor Subsidiaries, except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

          (m)  Hedging Transactions.  Borrower will not, and will not permit any
               --------------------
     Subsidiary to, enter into any transaction providing (i) for the hedging, forward sale, swap or any deviation thereof of crude oil or natural gas or other commodities, or (ii) for a swap, collar, floor, cap, option, corridor, or other contract which is intended to reduce or eliminate the risk of fluctuation in interest rates, as such terms are referred to in the capital markets, except the foregoing prohibitions shall not apply to (x) transactions consented to in writing by the Banks which are on terms acceptable to the Banks, or (y) Pre-Approved Contracts.

          (n)  Investments.  Borrower shall not, and shall not permit any
               -----------
     Subsidiary to, make any investments in any person or entity, except such restriction shall not apply to:

               (i) investments and direct obligations of the United States of America or any agency thereof;

               (ii) investments in certificates of deposit issued by the Banks or certificates of deposit with maturities of less than one year, issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett; or

               (iii) investments in insured money market funds, Eurodollar investment accounts and other similar accounts at Agent or such investments with maturities of less than ninety (90) days at other commercial banks having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett.

          (o)  Amendment to Articles of Incorporation or Bylaws.  Borrower will
               ------------------------------------------------
     not permit any amendment to, or any alteration of, its Articles of Incorporation or Bylaws nor will it permit any Subsidiary to make any amendment to, or alteration of, its Articles of Incorporation or Bylaws.

          (p)  Purchase or Prepayment of Other Indebtedness.  Except as
               --------------------------------------------
     otherwise provided for in this Agreement, neither Borrower nor any Subsidiary shall make any unscheduled principal payments or redeem any of their indebtedness (other than indebtedness owed the Banks hereunder), including, without limitation, the Subordinate Notes or purchase or redeem any of the Subordinate Notes on the open market or purchase or redeem any of their equity unless such payment, prepayment, redemption or purchase is approved by Majority Banks.

          (q)  Proceeds of Production.  Borrower shall not redirect the payment
               ----------------------
     of proceeds of production from the Oil and Gas Properties to anyone or any place other than to the Lockbox Account at the Agent.

          (r)  Issuance of Preferred Stock.  Neither Borrower nor any Subsidiary
               ---------------------------
     shall issue any preferred stock after the Effective Date without the consent of Majority Banks.

          (s)  Amendments, Etc. of Indenture.  Except as specifically provided
               ------------------------------
     hereby, the Borrower shall not make nor allow to be made (i) any amendments or modifications to the Subordinate Notes Indenture, (ii) any prepayments or redemptions of the Subordinate Notes, unless any such action is approved by Majority Banks.

     14. Events of Default. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

          (a) The Borrower shall fail to pay when due or declared due the principal of, and the interest on, the Notes, or any fee or any other indebtedness of the Borrower incurred pursuant to this Agreement or any other Loan Document; or

          (b) Any representation or warranty made by Borrower under this Agreement, or in any certificate or statement furnished or made to the Banks pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

          (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrower or any Subsidiary contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days after receipt by the Borrower of notice thereof from the Agent; or

          (d) Default shall be made in the due observance or performance of the covenants of Borrower or any Subsidiary contained in Section 13 of this Agreement; or

          (e) Default shall be made in respect of any obligation for borrowed money, other than the Notes, for which Borrower or any Subsidiary is liable (directly, by assumption, as guarantor or otherwise), or any obligations (other than those described in Section 12(d) hereof which are being contested in good faith as required by such Section) secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrower or in respect of any agreement relating to any such obligations unless Borrower or such Subsidiary is not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

          (f) Borrower or any Subsidiary shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

          (g) An involuntary case or other proceeding, shall be commenced against Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Subsidiary under the federal bankruptcy laws as now or hereinafter in effect; or

          (h) A final judgment or order for the payment of money in excess of $1,000,000 (or judgments or orders aggregating in excess of $1,000,000) shall be rendered against Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

          (i) In the event the Total Outstandings shall at any time exceed the Borrowing Base established for the Revolving Notes, and the Borrower shall fail to comply with the provisions of Section 9(b) hereof; or

          (j)  A Change of Control shall occur; or

          (k)  A Change of Management shall occur; or

          (l) An event of default shall occur under the Subordinate Notes Indenture.

     Upon occurrence of any Event of Default specified in Subsections 14(f) and
(g) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of the Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any other Event of Default, the Agent, on request of Majority Banks, shall by notice to the Borrower declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding. Nothing contained in this Section 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Note, or any other document executed in connection with the transaction contemplated herein.

     Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Banks to or for the credit or the account of the Borrower against any and all of the indebtedness of the Borrower under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Banks shall be applied against the indebtedness owed the Banks by the Borrower pursuant to this Agreement and the Notes. The Banks agree promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

     15.  The Agent and the Banks.

          (a)  Appointment and Authorization.  Each Bank hereby appoints Agent
               -----------------------------
     as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Bank in and under all Loan Documents;
     (ii) to arrange the means whereby the funds of Banks are to be made available to the Borrower under the Loan Documents; (iii) to take such action as may be requested by any Bank under the Loan Documents (when such Bank is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Banks under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Banks; (vi) to promptly distribute to each Bank all material information, requests, documents and items received from the Borrower under the Loan Documents; (vii) to promptly distribute to each Bank such Bank's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Banks. With respect to its commitments hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Bank. Agent, and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrower, and any person which may do business with the Borrower, all as if Agent and any successor Agent were not Agent hereunder and without any duty to account therefor to the Banks; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of the Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrower arising under the Loan Documents, then each Bank shall be entitled to share in such application according to its pro rata part thereof. Each Bank, upon request of any other Bank, shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of the Borrower to such Bank as of the time of such request.

          (b)  Note Holders.  From time to time as other Banks become a party to
               ------------
     this Agreement after receiving the consent of the Borrower, Agent shall obtain execution by the Borrower of additional Notes in amounts representing the Commitment of each such new Bank, up to an aggregate face amount of all Revolving Notes not exceeding $25,000,000. The obligation of such Bank shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Section 2 hereof. From time to time, Agent may require that the Banks exchange their Notes for newly issued Notes to better reflect the Commitment of the Banks. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

          (c)  Consultation with Counsel.  Banks agree that Agent may consult
               -------------------------
     with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. Banks acknowledge that Gardere & Wynne, L.L.P. is counsel for Bank One, both as Agent and as a Bank, and that such firm does not represent any of the other Banks in connection with this transaction.

          (d)  Documents.  Agent shall not be under a duty to examine or pass
               ---------
     upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

          (e)  Resignation or Removal of Agent.  Subject to the appointment and
               -------------------------------
     acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and the Borrower, and Agent may be removed at any time with or without cause by Majority Banks. If no successor Agent has been so appointed by Majority Banks (and approved by the Borrower) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent. Any successor Agent must be approved by Borrower, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitment equal to the level of Commitment required to be held by any Bank pursuant to Section 28 hereof.

          (f)  Responsibility of Agent.  It is expressly understood and agreed
               -----------------------
     that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents as to each and that Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank or the Borrower that such Bank or the Borrower consider that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent, nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

          Agent shall not be responsible to Banks for any of the Borrower's recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by the Borrower to perform any of their obligations hereunder or thereunder.
     Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

          Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not (i) except as provided in Section 7(b) hereof, without the consent of Majority Banks designate the amount of the Borrowing Base or the Monthly Commitment Reduction (except for increase thereof) or (ii) without the consent of Majority Banks, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents which requires consent of Majority Banks. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause (ii) without the consent of all Banks which: (i) would increase the Revolving Commitment of any Bank, (ii) would reduce any fees hereunder, or the principal of, or the interest on, any Bank's Note or Notes, (iii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Bank's Note or Notes, (iv) would materially increase any Bank's obligations hereunder or would materially alter Agent's obligations to any Bank hereunder, (v) would release Borrower from their obligation to pay any Bank's Note or Notes,
     (vi) release any of the Collateral except for that Collateral allowed to be sold under Section 13(a)(ii), (vii) would change the definition of Majority Banks, (viii) would amend, modify or change any provision of this Agreement requiring the consent of all the Banks, (ix) would waive any of the conditions precedent to the Effective Date or the making of any Loan or issuance of any Letter of Credit or (x) would extend the Revolving Maturity Date or (xi) would increase the Borrowing Base or (xii) would amend this sentence or the previous sentence. Agent shall have no liability to Banks for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Banks.

          (g)  Independent Investigation.  Each Bank severally represents and
               -------------------------
     warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrower while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Other than as provided in this Agent shall have no duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the possession of Agent.

          (h)  Indemnification. Banks agree to indemnify Agent, ratably
               ---------------
     according to their respective Commitment on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Bank shall be entitled to be reimbursed by the Agent for any amount such Bank paid to Agent under this
     Section 15(h) to the extent the Agent has been reimbursed for such payments by the Borrower or any other Person. The parties intend for the provisions of this Section to apply to and protect the Agent from the consequences of any liability including strict liability imposed or threatened to be imposed on Agent as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing or concurring cause of any such liability.

          (i)  Benefit of Section 15.  The agreements contained in this Section
               ---------------------
     15 are solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, the Borrower, any affiliate of the Borrower or any other person.

          (j)  Pro Rata Treatment.  Subject to the provisions of this Agreement,
               ------------------
     each payment (including each prepayment) by the Borrower and collection by Banks (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, payable by the Borrower shall be made Pro Rata; provided, however, in the event that any Defaulting Bank shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances.

          (k)  Assumption as to Payments.  Except as specifically provided
               -------------------------
     herein, unless Agent shall have received notice from the Borrower prior to the date on which any payment is due to Banks hereunder that the Borrower will not make such payment in full, Agent may, but shall not be required to, assume that the Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the interest rate applicable to such portion of the Revolving Loan.

          (l)  Other Financings.  Without limiting the rights to which any Bank
               ----------------
     otherwise is or may become entitled, such Bank shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Bank to, on behalf of, or with the Borrower (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of the Borrower which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Bank which may be or become security for the obligations of the Borrower arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

          (m)  Interests of Banks.  Nothing in this Agreement shall be construed
               ------------------
     to create a partnership or joint venture between Banks for any purpose. Agent, Banks and the Borrower recognize that the respective obligations of Banks under the Commitment shall be several and not joint and that neither Agent, nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrower under the Commitment on a Pro Rata basis. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Loan outstanding at the date of determination thereof.

          (n)  Investments.  Whenever Agent in good faith determines that it is
               -----------
     uncertain about how to distribute to Banks any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Banks, Agent may invest such funds pending distribution (at the risk of the Borrower). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Banks (other than to the Person who is Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as Agent for such Banks, and Agent shall have no equitable title to any portion thereof.

     16. Exercise of Rights. No failure to exercise, and no delay in exercising, on the part of the Agent or the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

     17. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER: THE WISER OIL COMPANY, 8115 Preston Road, Suite 400, Dallas, Texas 75225, Facsimile No. (214) 373-3610, Attention:
Lawrence J. Finn, Vice President and Chief Financial Officer and (b) AGENT: BANK ONE, TEXAS, N.A., 1717 Main Street, Dallas, Texas 75201, Facsimile No. (214) 290-2332, Attention: Mynan C. Feldman, Vice President. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 17. Any notice required to be given to the Banks shall be given to the Agent and distributed to all Banks by the Agent.

     18. Expenses. The Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Banks, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by the Borrower or any amendment thereof and (iii) if an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Banks, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower hereby acknowledges that Gardere & Wynne, L.L.P. is special counsel to Bank One, as Agent and as a Bank, under this Agreement and that it is not counsel to, nor does it represent the Borrower or any of its Subsidiaries in connection with the transactions described in this Agreement. The Borrower is relying on separate counsel in the transaction described herein. The Borrower shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 18 shall survive any termination of this Agreement, the expiration of the Loan and the payment of all indebtedness of the Borrower to the Banks hereunder and under the Notes.

     19. Indemnity. The Borrower agrees to indemnify and hold harmless the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loan and the payment of all indebtedness of the Borrower to the Banks hereunder and under the Notes, provided that the Borrower shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of any liability including strict liability imposed or threatened to be imposed on Agent as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim.

     20. Governing Law. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, DALLAS COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

     21. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     22. Maximum Interest Rate. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Notes or if any prepayment by the Borrower result in the Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to the Borrower. All sums paid or agreed to be paid to the Banks for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrower and the Banks shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and
(ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

     23. Amendments. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

     24. Multiple Counterparts. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

     25. Conflict. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

     26. Survival. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

     27. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrower may not, without the prior written consent of all of the Banks, assign any rights, powers, duties or obligations hereunder.

     28.  Assignments and Participations.

          (a) Each Bank shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitment and its rights and obligations hereunder to one or more Affiliates, Banks, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; provided, that in connection with each sale, assignment or transfer (other
     --------
     than to an Affiliate, a Bank or a Federal Reserve Bank), shall require the consent of Agent and the Borrower, which consents will not be unreasonably withheld; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. Any such assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note, Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Banks or Majority Banks and the obligation to fund its Commitment; provided, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Bank shall at all times maintain Commitment then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Bank's Revolving Commitment, (4) no Bank may offer to sell its Note or Notes, Commitment, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Bank and its assignee delivers to Agent and Borrower an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $3,500 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five
     (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrower shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitment and if the assignor Bank has retained a portion of its Commitment, a replacement Note in the principal amount of the Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Bank). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Bank, party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Banks or the Agent shall be required to release the transferor Bank with respect to its Commitment assigned to such assignee and the transferor Bank shall henceforth be so released.

          (b) Each Bank shall have the right to grant participations in all or any part of such Bank's Notes and Commitment hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that:

               (i) each Bank granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Bank or Majority Banks (except as set forth in (iii) below);

               (ii) in the event any Bank grants a participation hereunder, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Bank and Borrower shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted; and

               (iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Banks hereunder, except that any Bank may agree with any participant that such Bank will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Banks.

          (c) It is understood and agreed that any Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Bank pursuant to this Agreement.

          (d) Upon the reasonable request of either Agent or Borrower, each Bank will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

     29. Choice of Forum: Consent to Service of Process and Jurisdiction. THE OBLIGATIONS OF BORROWER UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN DALLAS COUNTY, TEXAS AND THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN SECTION 17. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     30. Waiver of Jury Trial. THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     31. Other Agreements. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     32. Financial Terms. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              BORROWER:

                              THE WISER OIL COMPANY
                              a Delaware corporation


                              By:  /s/ LAWRENCE J. FINN
                                 -----------------------------------------------
                                    Lawrence J. Finn
                                    Vice President and Chief Financial Officer

                              BANKS:

                              BANK ONE, TEXAS, N.A.,
                              a national banking association


                              By:  /s/ MYNAN C. FELDMAN
                                 -----------------------------------------------
                                    Mynan C. Feldman
                                    Vice President

                              AGENT:

                              BANK ONE, TEXAS, N.A.,
                              a national banking association


                              By:  /s/ MYNAN C. FELDMAN
                                 -----------------------------------------------
                                    Mynan C. Feldman
                                    Vice President